                                                                      Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77243 and Form S-8 No. 333-03599) pertaining to the Eaton Corporation Share Purchase and Investment Plan of our report dated June 13, 2002, with respect to the financial statements and schedules of the Eaton Corporation Share Purchase and Investment Plan included in this Annual Report (Form 11-K) for the period ended December 31, 2001.


                                             /s/ Ernst & Young LLP




Cleveland, Ohio
June 26, 2002